SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2003

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Declaration of Trust)

Maryland	1-12514	84-1246585
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

200 Four Falls Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

ITEM 5. OTHER EVENTS.

On November 4, 2003, Keystone Property Trust (the “Company”) entered into an Underwriting Agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) by the Company of 4,000,000 common shares of beneficial interest, a par value $.001 per share, (the “Shares”), at a price of $19.60 per Share. In addition, the Underwriter has been granted the option to purchase up to 600,000 additional common shares to cover over-allotments. Gross aggregate proceeds from the Offering to the Company, before the Underwriters’ discount, of approximately $78 million is based on the issuance of 4,000,000 Shares. The Shares that are being offered and sold have been registered by the Company on Form S-3 (No. 333-58971) as filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on July 13, 1998, as amended by Post-Effective Amendment No. 1 dated October 15, 1999 and the related prospectus dated September 4, 2002, as amended by the prospectus supplement dated February 12, 2003 and the prospectus supplement dated November 4, 2003, each in the form in which it was first filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

NONE.

(b)	PRO FORMA FINANCIAL INFORMATION

NONE.

(c)	EXHIBITS

99.1 Purchase Agreement, dated as of November 4, 2003, by and between the Company and the Underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: November 10, 2003	By	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter
President and Chief Executive Officer

Date: November 10, 2003	By	/s/ Timothy E. McKenna

Timothy E. McKenna
Senior Vice President and
Chief Financial Officer

Date: November 10, 2003	By	/s/ J. Peter Lloyd

J. Peter Lloyd
Vice President and
Chief Accounting Officer